UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 7, 2000

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)

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

           New Jersey                            000-2353                           22-3537895
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(State or other jurisdiction of          (Commission File Number)          (IRS Employer Identification
         incorporation)                                                               Number)

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               158 Route 206, Peapack-Gladstone, New Jersey 07934
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               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (908) 234-0700


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          (Former name or former address, if changed since last report)


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Item 5.  Acquisition or Disposition of Assets.
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         On January 7, 2000,  Peapack-Gladstone  Financial Corporation completed its previously announced acquisition of Chatham Savings, FSB by merging Chatham Savings with and into Peapack-Gladstone Bank, Peapack's banking subsidiary, pursuant to an Agreement and Plan of Merger dated as of August 26, 1999.

         In the merger, Peapack exchanged 305,730 of its shares for all the outstanding shares of Chatham Savings common stock. As of December 31, 1999, Chatham Savings had total assets of approximately $80 million and Peapack had total assets of approximately $419 million.

         The transaction will be accounted for using the pooling-of-interests method of accounting.

Item 7. Exhibits

         Exhibit 99.1 - Press Release dated January 7, 2000.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                    PEAPACK-GLADSTONE FINANCIAL CORPORATION


                                       ARTHUR F. BIRMINGHAM
Dated: January 10, 2000            By: __________________________
                                       Arthur F. Birmingham
                                       Senior Vice President & Comptroller


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Index to Exhibits

         Exhibit 99.1 - Press Release dated January 7, 2000.